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                                                                    EXHIBIT 10.4

                            NUVEEN INVESTMENTS, INC.
                              333 WEST WACKER DRIVE
                             CHICAGO, ILLINOIS 60606

                                February 1, 2003

Barra, Inc.
2100 Milvia Street
Berkeley, California 94704
Attention: Kamal Duggirala

Maestro, LLC
555 California Street, Suite 2975
San Francisco, California 94104
Attention: Neil L. Rudolph

The Individuals Listed on the
Signature Pages Hereto
555 California Street, Suite 2975
San Francisco, California 94104

Gentlemen:

         We refer to the Acquisition Agreement by and among Barra, Inc. ("Barra"), Symphony Asset Management, Inc. ("SAMI," which has been subsequently liquidated into Barra), Maestro, LLC ("Maestro" and, together with SAMI, the "Members" and each a "Member"), Praveen K. Gottipalli, Michael J. Henman, Neil
L. Rudolph and Jeffrey L. Skelton (collectively, the "Company Principals"), Symphony Asset Management LLC (the "Company" and, together with Barra, the Members and the Company Principals, the "Symphony Parties" and each a "Symphony Party") and Nuveen Investments, Inc. (formerly known as The John Nuveen Company) ("Buyer"), dated as of June 15, 2001, as amended (the "Acquisition Agreement"), pursuant to which Buyer acquired all of the Membership Interests (as defined in the Acquisition Agreement) of the Company on the terms and subject to the conditions set forth therein. Capitalized terms used but not defined in this letter agreement have the meanings given to such terms in the Acquisition Agreement. This letter agreement amends the Acquisition Agreement as set forth herein. Except as set forth herein, all of the terms and conditions of the Acquisition Agreement shall remain in effect without modification and shall be deemed to apply to this letter agreement, including without limitation those provisions set forth in Article X thereof. The parties agree, in consideration of the covenants and agreements set forth herein, and intending to be legally bound, as follows:

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Barra, Inc., Maestro, LLC, et al.
February 1, 2003
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         1.       In clause (d) of Exhibit R to the Acquisition Agreement, the number "$130 million" (appearing twice) is hereby amended to read "$120 million."

         2. Exhibit R to the Acquisition Agreement is hereby amended to add thereto the following paragraph (i):

         "(i) (A) The contingent purchase price consideration to be paid pursuant to Section 1.5 of the Acquisition Agreement shall include a quarterly Contingent New Asset Payment as described below. Any Contingent New Asset Payments shall be paid by Buyer solely to Maestro, and shall be paid within the forth-five (45) calendar days following the end of the fiscal quarter to which the Contingent New Asset Payment relates; provided that if Maestro disputes the Fee Accounting (as defined below) pursuant to the terms of sub-paragraph (C) below, the Contingent New Asset Payment shall instead be paid within five Business Days of the resolution of such dispute pursuant to the terms of sub-paragraph (C) below. Payments of the Contingent New Asset Payment shall be made by Buyer in cash to the account designated in Wire Transfer instructions provided to Buyer by Maestro not less than two Business Days prior to the date on which the applicable Contingent New Asset Payment is due.

         (B) Contingent New Asset Payment shall mean an amount equal to the sum of:

(1) the product of (x) 0.004 and (y) the New Hedged Assets for the applicable fiscal quarter (or such shorter period as provided below); plus

(2) the product of (x) 0.002 and (y) the New Traditional Client Assets for the applicable fiscal quarter (or such shorter period as provided below); plus

(3) the product of (x) 0.001 and (y) the New Other Assets for the applicable fiscal quarter (or such shorter period as provided below).

Notwithstanding the foregoing, in no event shall the aggregate of all Contingent New Asset Payments exceed $3.0 million. The applicable fiscal quarter shall initially mean the period from February 1, 2003 through June 30, 2003, and shall thereafter mean each subsequent fiscal quarter beginning with the quarter commencing July 1, 2003 and ending September 30, 2003; provided, that the final fiscal quarter shall be the fiscal quarter ending September 30, 2006 and thereafter the right of Maestro to receive Contingent New Asset Payments shall terminate except with respect to any unpaid amount relating to a period ending on or before September 30, 2006. As used herein, the following terms shall have the following meanings:

"New Hedged Assets" shall mean the dollar amount of the gross new client assets invested in funds (whether or not registered pursuant to the Investment Company
Act) or separate accounts managed or sub-advised by the Company for which the Company is

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Barra, Inc., Maestro, LLC, et al.
February 1, 2003
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contracted to be paid a fee that is based on both assets under management and the investment performance of the fund or account.

"New Traditional Client Assets" shall mean the dollar amount of the gross new client assets invested in funds or separate accounts managed or sub-advised by the Company which do not come within the definition of New Hedged Assets (e.g., a long-only account paying an asset based fee) and which are raised through existing clients and prospects of the Company.

"New Other Assets" shall mean the dollar amount of the gross new client assets invested in funds or separate accounts managed or sub-advised by the Company which do not come within the definition of New Hedged Assets or New Traditional Client Assets (e.g., a long-only account paying an asset based fee raised through Nuveen distribution channels).

Notwithstanding anything to the contrary set forth herein, new client assets managed or sub-advised by Symphony which pay fees that are nominal or were not negotiated on an arms' length basis shall not be included as New Hedged Assets, New Traditional Client Assets or New Other Assets for purposes of calculating the Contingent New Asset Payments.

         (C) Buyer shall prepare and deliver not later than the thirtieth (30th) calendar day following the end of the applicable fiscal quarter a statement setting forth the New Hedged Assets, New Traditional Client Assets and New Other Assets (collectively, the "New Assets") for the applicable period (the "New Assets Accounting"), which New Assets Accounting shall set forth in reasonable detail the calculation of such New Assets and shall be made in a manner consistent in all respects with the foregoing terms of this letter agreement. Following receipt by Maestro of the New Assets Accounting, solely for the purpose of reviewing such New Assets Accounting as it relates to the applicable Contingent New Assets Payment, Buyer shall provide Maestro access, during normal business hours at the request of Maestro, to the books and records of Buyer and its Subsidiaries and to their personnel and accountants to the extent reasonably necessary to review the accuracy of the applicable New Asset Accounting; provided, however, that such access shall be conducted in a manner that does not unreasonably interfere with the operation of the business of Buyer and its Subsidiaries. Within fifteen (15) calendar days after delivery to Maestro of the Fee Accounting, Maestro may dispute all or a portion of such Fee Accounting by giving written notice (a "New Asset Dispute Notice") to Buyer of such dispute setting forth in reasonable detail the basis for such dispute (any such dispute, a "New Asset Dispute"). If Maestro does not dispute the Fee Accounting during such 15 day period, the Fee Accounting shall be final and binding upon the parties. If Maestro shall deliver a New Asset Dispute Notice during such 15 day period, Maestro and Buyer shall promptly commence good faith negotiations with a view to resolving such dispute, and any resolution of such dispute shall be reflected in a written agreement signed by both such parties. If Maestro and Buyer are unable to resolve such dispute within thirty (30) calendar days following deliver of such New Asset Dispute Notice,

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Barra, Inc., Maestro, LLC, et al.
February 1, 2003
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such dispute shall thereafter be referred to an Independent Accounting Firm for a resolution of such Dispute in accordance with the terms of this paragraph (i); provided, that any Dispute relating to the interpretation of this Agreement that is not resolved by the parties after good faith negotiations shall be resolved pursuant to the arbitration process described in Section 9.8 of the Acquisition Agreement. The determinations of the Independent Accounting Firm with respect to any New Asset Dispute shall be rendered within thirty (30) calendar days after referral to such firm or as soon thereafter as reasonably practicable, shall be final and binding upon the parties, and the amount so determined shall be used to calculate and pay the Contingent New Asset Payment. Maestro and Buyer agree that the procedures set forth in this paragraph (i) or incorporated herein shall be the sole and exclusive remedy with respect to the determination of the amount of any Contingent New Asset Payment. All of the fees and expenses of any Independent Accounting Firm retained pursuant to the foregoing shall be paid 50% by Buyer and 50% by Maestro."

         Please acknowledge your understanding of our agreement as set forth herein by signing this letter in the space provided on the next page and returning a copy to the undersigned. Upon execution and delivery by all of the parties set forth below, the Acquisition Agreement shall be deemed amended to the extent set forth in this letter.

                                                 Very truly yours,

                                                 NUVEEN INVESTMENTS, INC.

                                                 By: /s/ Alan G. Berkshire
                                                     --------------------------
                                                 Name: Alan G. Berkshire
                                                 Title: Senior Vice President

Accepted and agreed to as of
the 1st day of February, 2003:

BARRA, INC.

By: /s/ Greg Stockett
    -------------------------------
Name: Greg Stockett
Title: Chief Financial Officer

MAESTRO, LLC

By: /s/ Neil L. Rudolph
    -------------------------------
Name: Neil L. Rudolph
Title: Member

/s/ Praveen K. Gottipalli
---------------------------
PRAVEEN K. GOTTIPALLI

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Barra, Inc., Maestro, LLC, et al.
February 1, 2003
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/s/ Michael J. Henman
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MICHAEL J. HENMAN

/s/ Neil L. Rudolph
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NEIL L. RUDOLPH

/s/ Jeffrey L. Skelton
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JEFFREY L. SKELTON

SYMPHONY ASSET MANAGEMENT LLC

By: Nuveen Investments, Inc., its Managing Member

By: /s/ Alan G. Berkshire
    ----------------------
Name: Alan G. Berkshire
Title: Senior Vice President